Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
November 6, 2013	fcooper@tollbrothersinc.com

TOLL BROTHERS ANNOUNCES AGREEMENT TO PURCHASE SHAPELL HOMES;

ACQUISITION WILL SIGNIFICANTLY EXPAND TOLL’S CALIFORNIA PRESENCE

Purchase Includes 5,200 Entitled Home Sites Representing

Coastal California’s Premier Diversified Upscale Land Portfolio

Toll Brothers Will Host a Conference Call Tomorrow Morning, November 7, 2013,

at 8:30 a.m. EST to Discuss the Transaction (Details Below)

HORSHAM, Pa. and BEVERLY HILLS, Ca., November 6, 2013 — Toll Brothers, Inc., (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, and Shapell Industries, Inc. (“Shapell”), a premier private California builder, today announced that they have entered into a definitive purchase agreement under which Toll Brothers will acquire the home building business of Shapell in a stock acquisition for approximately $1.60 billion in cash.

Shapell has a long and illustrious history as one of California’s largest and most successful land development and home building companies in the affluent coastal markets of Northern and Southern California. Since its founding in 1955 by brothers Nathan and David Shapell, and brother-in-law Max Webb, Shapell has delivered more than 70,000 homes. Shapell’s land portfolio, which Toll Brothers is acquiring, consists of approximately 5,200 home sites, 97.5% of which are entitled, in established communities. This land was assembled over many decades in many of the state’s most affluent and high-growth markets: the San Francisco Bay area, metro Los Angeles, Orange County and the Carlsbad market. Through August 31st of calendar year 2013, Shapell has delivered 347 homes at an average price of $791,000.

Having entered the California market in 1994, Toll Brothers has delivered over 7,700 homes, generating approximately $6.5 billion in revenue from more than 90 communities in the state. Toll Brothers is currently offering homes in 9 communities in affluent Coastal California markets at an average price of approximately $1,000,000. The approximately 5,200 lots Toll Brothers expects to acquire from Shapell would bring Toll Brothers’ total lots owned and controlled in California to approximately 9,200.

Douglas C. Yearley, Jr., Toll Brothers’ chief executive officer, stated: “We are honored and thrilled to have been selected by the Shapell family to continue the legacy of such an amazing company. The tremendous land

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portfolio the Shapell family has amassed over decades in California presents an incredible opportunity for Toll Brothers. This acquisition will provide significant growth over the coming years and, we believe, will be accretive to earnings in the first year, excluding transaction costs.

“Shapell’s current portfolio dovetails perfectly with our own California footprint and luxury brand, and adds meaningfully to our presence in premier coastal locations in California. Based on our two decades in the California market, we believe the experienced Toll Brothers and Shapell teams will continue to bring outstanding lifestyle communities and homes to buyers in Northern and Southern Coastal California for many years to come. We look forward to welcoming a very talented group of Shapell employees to the Toll Brothers team.”

Bill West, Shapell’s chief executive officer, stated: “The Board of Directors of Shapell made the difficult decision to sell their homebuilding business after careful deliberation. Toll Brothers’ outstanding reputation as a high quality home builder, its focus on superior customer satisfaction and its employees made the decision easier.”

Robert I. Toll, executive chairman, stated: “We have long respected the Shapell family and what their company has accomplished. We believe this is the right acquisition at the right time in the right location for Toll Brothers. We believe this positive side of the housing cycle has significant distance to run, and that this acquisition should mesh well with the strength in the market.”

Toll Brothers intends to finance the transaction with a combination of draws from its existing $1.035 billion credit facility as well as debt and equity financing. In addition, Toll Brothers has received a supplemental commitment for a $500 million, 364-day senior unsecured revolving credit facility. The Company currently expects new equity financing to represent 10-15% of the purchase price. After the transaction is completed, the Company still anticipates having more than $1 billion of available liquidity. Post-closing, Toll Brothers intends to selectively sell land of approximately $500 million. As a result of these lot sales and delivery of existing backlog, the Company believes it will receive a significant return of its investment within eighteen months of closing the transaction.

The transaction is subject to the satisfaction of customary closing conditions and regulatory approvals, including expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The transaction is expected to close in the first calendar quarter of FY 2014. Separately, the Shapell family will retain ownership of its retail, commercial and multi-family businesses through other entities.

Conference Call and Investor Information

Toll Brothers will host a conference call tomorrow, November 7, 2013, at 8:30 a.m. EST. Participants can access the call by dialing 1-877-559-1962, Passcode 96889504. The call and an accompanying Management Presentation document can

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be accessed through the Investor Relations portion of Toll Brothers’ website, www.tollbrothers.com. To hear the call, enter the Toll Brothers website, then click on the Investor Relations page, and select “Conference Calls”. The call can be heard live with an online replay which will follow. Podcast (iTunes required) and MP3 format replays will be available after the conference call via the “Conference Calls” section of the Investor Relations portion of the Toll Brothers website.

Citigroup Global Markets Inc. acted as financial advisor for Toll Brothers, and Cravath, Swaine & Moore LLP acted as legal advisor. Lazard acted as exclusive financial advisor to Shapell, and Gibson, Dunn & Crutcher LLP acted as legal advisor, with Kristin Gannon also serving as a consultant to Shapell’s Board of Directors on the transaction.

Toll Brothers, Inc., A FORTUNE 1000 Company is the nation’s leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL”. The Company serves move-up, empty-nester, active-adult, and second-home buyers and operates in 19 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Texas, Virginia, and Washington.

Toll Brothers builds an array of luxury residential single-family detached, attached home, master planned resort-style golf, and urban low-, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, and landscape subsidiaries. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations. The Company purchases distressed loan and real estate asset portfolios through its wholly owned subsidiary, Gibraltar Capital and Asset Management. The Company acquires and develops commercial and apartment properties through Toll Commercial and Toll Apartment Living, and the affiliated Toll Brothers Realty Trust, and develops urban low-, mid- and high-rise for-sale condominiums through Toll Brothers City Living.

Toll Brothers is honored to have won the three most coveted awards in the homebuilding industry: America’s Best Builder from the National Association of Home Builders, the National Housing Quality Award, and Builder of the Year. Toll Brothers was awarded Builder of the Year in 2012 as well as in 1988, and is the only two-time recipient. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company sponsors the Toll Brothers Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit www.tollbrothers.com.

Shapell Industries, Inc. designs, constructs and markets single-family detached and attached homes and develops land in master-planned communities located in California’s premiere, upscale home building markets.

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Certain information included in this release is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, information related to: anticipated operating results; anticipated financial performance, resources and condition; selling communities; home deliveries; average home prices; consumer demand and confidence; contract pricing; business and investment opportunities; market and industry trends; consummation of the proposed transaction with Shapell and the anticipated benefits to be realized therefrom; consummation of debt and equity financing transactions; and post-closing asset sales.

Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include, among others: local, regional, national and international economic conditions; fluctuating consumer demand and confidence; interest and unemployment rates; changes in sales conditions, including home prices, in the markets where we build homes; conditions in our newly entered markets and newly acquired operations; the competitive environment in which we operate; the availability and cost of land for future growth; conditions that could result in inventory write-downs or write-downs associated with investments in unconsolidated entities; the ability to recover our deferred tax assets; the availability of capital; uncertainties in the capital and securities markets; liquidity in the credit markets; changes in tax laws and their interpretation; effects of governmental legislation and regulation; the outcome of various legal proceedings; the availability of adequate insurance at reasonable cost; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; the ability of customers to obtain financing for the purchase of homes; the ability of home buyers to sell their existing homes; the ability of the participants in various joint ventures to honor their commitments; the availability and cost of labor and building and construction materials; the cost of raw materials; construction delays; domestic and international political events; weather conditions; consummation of the proposed transaction with Shapell and the anticipated benefits to be realized therefrom; consummation of debt and equity financing transactions; and post-closing asset sales. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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